Filed Pursuant to 424(b)(3)
                                             Registration Statements on Form F-6
                                       (Reg No. 33-61500 and Reg. No. 333-10856)

Number PGO                                            CUSIP NUMBER *716599 10 5*
                                                         AMERICAN DEPOSITARY
                                                               SHARES
                                                         (EACH REPRESENTING
                                                               RIGHTS
                                                          ATTRIBUTABLE TO 1
                                                               SHARE)

                           AMERICAN DEPOSITARY RECEIPT
                                       FOR
                           AMERICAN DEPOSITARY SHARES

                                  REPRESENTING

                                DEPOSITED SHARES
                                       OF
                           PETROLEUM GEO-SERVICES ASA

                      (Organized under the laws of Norway)

            CITIBANK, N.A., a national banking association organized and existing under the laws of the United States of America, as Depositary (herein called the "Depositary"), hereby certifies that _____________________ is the owner of _____________ American Depositary Shares, representing deposited shares, nominal value *NOK 30* each, or evidence of the right to receive such shares (herein called the "Shares"), of Petroleum Geo-Services ASA, a corporation organized under the laws of Norway (herein called the "Company"). At the date of the Deposit Agreement (as hereinafter defined), each American Depositary Share represents rights attributable to 1 Share deposited under the Deposit Agreement with the Custodians which at the date of execution of the Deposit Agreement are Den Norske Bank, Oslo and Christiania Bank og Kreditkasse.

            (1) The Deposit Agreement. This American Depositary Receipt is one of an issue (herein called the "Receipts"), all issued and to be issued upon the terms and conditions set forth in the Deposit Agreement, dated as of May 25, 1993, as amended by the First Amendment to Deposit Agreement, dated as of April 24, 1997 (as so amended and as further amended from time to time, the "Deposit Agreement"), by and among the Company, the Depositary and all Holders from time to time of Receipts issued thereunder, each of whom by accepting a Receipt agrees to become a party thereto and becomes bound by all the terms and provisions thereof. The Deposit Agreement sets forth the rights of Holders of the Receipts and the rights and duties of the Depositary in respect of the Shares deposited thereunder and any and all other securities, property and cash from time to time received in respect of such Shares and held thereunder (such Shares, securities, property and cash are herein called "Deposited Securities").

Copies of the Deposit Agreement are on file at the principal offices of the Depositary and the Custodians. The statements made on the face and the reverse of this Receipt are summaries of certain provisions of the Deposit Agreement and are qualified in their entirety by and subject to the detailed provisions of the Deposit Agreement, to which reference is hereby made. Terms defined in the Deposit Agreement and not otherwise defined herein have the same defined meanings set forth in the Deposit Agreement.

            (2) Surrender of Receipts and Withdrawal of Deposited Securities. Upon surrender at the Principal Office of the Depositary of this Receipt, and upon payment of the fee of the Depositary provided in Paragraph (6) of this Receipt and of all taxes, duties and other governmental charges and fees payable in connection herewith, and subject to the terms and conditions of the Deposit Agreement and the Articles of Association of the Company, the Holder hereof is entitled to delivery, to him or upon his order, of the Deposited Securities at the time represented by the American Depositary Shares evidenced by this Receipt. Delivery of such Deposited Securities may be made through VPS or by the delivery of a certificate or certificates therefor, or of other appropriate evidence of title thereto, properly endorsed or accompanied by proper instruments of transfer to such Holder or as ordered by him. Such delivery will be made without unreasonable delay and, at the option of such Holder, either at the office of a Custodian or at the Principal Office of the Depositary, provided that the forwarding of Shares or other Deposited Securities for such delivery at the Principal Office of the Depositary in the Borough of Manhattan, The City of New York, shall be at the risk and expense of the Holder hereof.

            (3) Transfers, Split-ups and Combinations. This Receipt is transferable on the books of the Depositary by the Holder hereof in person or by duly authorized attorney, upon surrender of this Receipt properly endorsed or accompanied by proper instruments of transfer and duly stamped as may be required by law; provided, however, that the Depositary after consultation with the Company may close the transfer books, at any time or from time to time, when deemed expedient by it in connection with the performance of its duties under the Deposit Agreement. This Receipt may be split into other Receipts or may be combined with other Receipts into one Receipt representing the same aggregate number of American Depositary Shares as the Receipt or Receipts surrendered. As a condition precedent to the execution and delivery, registration of transfer, split-up, combination or surrender of any Receipt or withdrawal of any Deposited Securities, the Depositary or a Custodian may require payment of a sum sufficient to reimburse it for any tax or other governmental charge and any stock transfer, registration or conversion fee with respect thereto and payment of any applicable fees as provided in Paragraph (6) of this Receipt, may require the production of proof satisfactory to it as to the identity and genuineness of any signature and may also require compliance with any laws or governmental regulations relating to American Depositary Receipts or to the withdrawal of Deposited Securities.

            The Depositary may refuse to execute and to deliver Receipts, register the transfer of any Receipt or make any distribution of, or related to, Deposited Securities until it has received such proof of citizenship, residence, exchange control approval, legal or beneficial ownership or other information as it may deem necessary or proper or as the Company may reasonably require by written request to the Depositary and each Custodian. After consultation with the Company, the delivery of Receipts against deposits of particular Shares may be withheld, or the delivery of Receipts against the deposit of Shares generally may be suspended, or the registration of transfer of Receipts in particular instances may be refused, or the registration of transfer of Receipts generally


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

may be suspended, during any period when the transfer books of the Depositary or the Company are closed, if any such action is deemed necessary or advisable by the Depositary or the Company at any time or from time to time. The surrender of outstanding Receipts and withdrawal of Deposited Securities may not be suspended, except as required in connection with (i) temporary delays caused by closing the transfer books of the Depositary or the Company (or the appointed agent for the Company for the transfer and registration of Shares) or the payment of dividends, (ii) the payment of fees, taxes and similar charges, and
(iii) compliance with any U.S. or foreign laws or governmental regulations relating to the Receipts or to the withdrawal of the Deposited Securities. Without limitation of the foregoing, the Depositary will not knowingly accept for deposit under the Deposit Agreement any Shares which are required to be registered under provisions of the Securities Act of 1933 prior to being offered and sold publicly in the United States, unless a registration statement is in effect as to such Shares. The Depositary will comply with written instructions of the Company to not accept for deposit under the Deposit Agreement any Shares identified in such instructions at such times and under such circumstances as may reasonably be specified in such instructions in order to facilitate the Company's compliance with securities laws in the United States.

            (4) Liability of Holder for Taxes. If any tax or other governmental charge shall become payable with respect to any Deposited Securities represented hereby, such tax or other governmental charge shall be payable by the Holder hereof to the Depositary. The Depositary may refuse to effect any registration of transfer of this Receipt or any withdrawal of Deposited Securities represented hereby until such payment is made, and may withhold any dividends or other distributions, or may sell for the account of the Holder hereof any part or all of the Deposited Securities represented hereby, and may apply such dividends or other distributions or the proceeds of any such sale in payment of such tax or other governmental charge, the Holder hereof remaining liable for any deficiency.

            (5) Agreements by Depositor. Any person presenting Shares for deposit or any Holder of a Receipt may be required from time to time to file such proof of citizenship or residence, exchange control approval, legal or beneficial ownership, or such information relating to the registration on the books of the Company of the Shares presented for deposit or other information, to execute and deliver such certificates and to make such representations and warranties, as the Depositary may deem necessary or proper or as the Company reasonably may require by written request to the Depositary and each Custodian. Every person depositing Shares under the Deposit Agreement shall be deemed thereby to represent and warrant that such Shares are validly issued, fully paid and non-assessable, and that the person making such deposit is duly authorized so to do. Every such person will also be deemed to represent that the Shares presented for deposit are not, and the Receipts issuable upon such deposit will not be required to be registered under the provisions of the Securities Act of 1933 prior to being offered and sold publicly in the United States. Such representations and warranties shall survive the deposit of Shares and issuance of Receipts.

            (6) Charges of Depositary. The Depositary will charge the party to whom Receipts are delivered against deposits, and the party surrendering Receipts for delivery of Deposited Securities, $5.00 for each 100 American Depositary Shares (or portion thereof) represented by the Receipts issued or surrendered. Persons presenting Shares for deposit or Holders will also be required to pay (i) taxes and other governmental charges, (ii) share transfer, exchange or registration fees on deposits and withdrawals of Shares, (iii) such cable, telex and facsimile transmission and delivery charges as are expressly provided in the Deposit Agreement to be at the expense of persons depositing Shares or Holders of Receipts, and (iv) such expenses as are incurred by the Depositary in the conversion of foreign currency into dollars.

            All such charges may be changed by agreement between the Depositary and the Company at any time and from time to time. Any amendment which imposes or increases any fees or charges (other than the fees of the Depositary for the issuance, execution and delivery or cancellation of Receipts and taxes and other governmental charges) or which otherwise prejudices any substantial existing right of Holders, however, will not become effective as to outstanding Receipts until three months after notice thereof is given to Holders.

            (7) Title to Receipt. It is a condition of this Receipt, and every successive Holder hereof by accepting or holding the same consents and agrees, that title to this Receipt (and to the American Depositary Shares evidenced hereby), when properly endorsed or accompanied by proper instruments of transfer, is transferable by delivery with the same effect as in the case of a negotiable instrument; provided, however, that the Depositary, notwithstanding any notice to the contrary, may treat the person in whose name this Receipt is registered on the books of the Depositary as the absolute owner hereof for the purpose of determining the person entitled to distribution of dividends or other distributions or to any notice provided for in the Deposit Agreement, and for all other purposes.

            (8) Validity of Receipt. This Receipt shall not be entitled to any benefits under the Deposit Agreement or be valid or obligatory for any purpose, unless this Receipt shall have been executed by the Depositary by the manual signature of a duly authorized officer or, if a Registrar for the Receipts shall have been appointed, such signature may be a facsimile if this Receipt is countersigned by the manual signature of a duly authorized officer of such Registrar.

            (9) Available information. The Company is subject to the periodic reporting requirements of the Securities Exchange Act of 1934 and, accordingly, files certain reports with the Commission. These public reports can be inspected by the Holder of this Receipt and copied at public reference facilities maintained by the Commission located at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549.

            (10) Ownership Restrictions. The Holders acknowledge that the Company may restrict transfers of Shares if such transfer would be in conflict with public regulations or limitations and consequently in conflict with the interests of the Company.

            (11) Disclosure of Beneficial Ownership. Any Holder of a Receipt may be required, from time to time, to file such proof of citizenship or residence, legal or beneficial ownership, or other information requested by the Depositary or the Company pursuant to Norwegian law. Any person, entity or group acting in concert that acquires or disposes of Receipts or Shares resulting in its beneficial ownership, directly or indirectly, exceeding or falling below in the aggregate the thresholds of 10%, 25%, 50% or 75%, or such other percentage as may be required to be disclosed from time to time under any law, regulation, or practice of Norway, of the share capital or voting rights of the Company, shall promptly send to the Company at the address set forth in the notice provisions of the Deposit Agreement, by registered or certified mail, the following information:

                  (i) the background, and identity, residence, and citizenship of, and the nature of such rights held by, such person and all other persons by whom or on whose behalf the purchases have been or are to be effected;

                  (ii) the number of Shares and Receipts which are beneficially owned, directly or indirectly, by such person and by each associate of such person, giving the background, identity, residence, and citizenship of each such associate; and

                  (iii) if any material change occurs in the facts set forth in the statements to the Company, an amendment shall be transmitted, within ten days after any such change occurs, to the Company setting forth such changes.

Dated:

                                                CITIBANK, N.A.,
                                                as Depositary


                                                By:
                                                    ----------------------------
                                                    (Authorized Officer)

            The address of the Principal Office of the Depositary is 111 Wall Street, New York, New York l0043.

                          [FORM OF REVERSE OF RECEIPT]

                    SUMMARY OF CERTAIN ADDITIONAL PROVISIONS
                            OF THE DEPOSIT AGREEMENT

            (12) Dividends and Distribution Rights. Whenever the Custodian or Depositary shall receive any cash dividend or other cash distribution on the Deposited Securities, the Depositary will, if at the time of receipt thereof any amounts received in a currency other than United States dollars can in the judgment of the Depositary be converted on a reasonable basis into United States dollars transferable to the United States, and, subject to the provisions of the Deposit Agreement, convert or cause to be converted such dividend or distribution into United States dollars and shall distribute the amount thus received to the Holders of Receipts entitled thereto, in proportion to the number of American Depositary Shares representing such Deposited Securities held by them respectively; provided, however, that the amount distributed shall be reduced by any amounts required to be withheld by the Company, its agent or the Depositary or a Custodian on account of taxes. If in the judgment of the Depositary amounts received in currency other than United States dollars may not be converted on a reasonable basis into United States dollars transferable to the United States, or may not be so convertible for all of the Holders of Receipts entitled thereto, the Depositary may in its discretion make such conversion, if any, and distribution in United States dollars to the extent permissible to the Holders of Receipts entitled thereto and may distribute the balance of such currency received and not so convertible by the Depositary to, or hold such balance for the respective accounts of, the Holders of Receipts entitled thereto.

            Whenever a Custodian shall receive any distribution other than cash, Shares or rights upon any Deposited Securities, the Depositary will cause the securities or property received by such Custodian to be distributed to the Holders of Receipts entitled thereto, in proportion to the number of American Depositary Shares representing such Deposited Securities held by them respectively, in any manner that the Depositary deems equitable and practicable for accomplishing such distribution; provided, however, that if in the opinion of the Depositary such distribution cannot be made proportionately among the Holders of Receipts entitled thereto, or if for any other reason the Depositary deems such distribution not to be feasible, the Depositary may, with the approval of the Company, adopt such method as it may deem equitable and practicable for the purpose of effecting such distribution, including the sale (at public or private sale, at such place or places and upon such terms as it may deem proper) of the securities or property thus received, or any part thereof, and the net proceeds of any such sale will be distributed by the Depositary to the Holders of Receipts entitled thereto as in the case of a distribution received in cash.

            If any distribution upon any Deposited Securities consists of a dividend in, or free distribution of, Shares, the Depositary may, with the Company's approval, and will, if the Company shall so request, distribute to the Holders of outstanding Receipts entitled thereto, in proportion to the number of American Depositary Shares representing such Deposited Securities held by them respectively, additional Receipts for an aggregate number of American Depositary Shares representing the number of Shares received as such dividend or free distribution. In lieu of delivering Receipts for fractional American Depositary Shares in any such case, the Depositary may sell the number of Shares represented by the aggregate of such fractions and distribute the net proceeds, converted into United States dollars if not in such dollars (if such conversion may in the judgment of the Depositary be achieved on a reasonable basis), to the Holders of Receipts entitled thereto. If additional Receipts are not so distributed (except as provided in the preceding sentence), each American Depositary Share shall thenceforth also represent the additional Shares distributed upon the Deposited Securities represented thereby. Notwithstanding the foregoing, in the event that the Depositary determines that a distribution in Shares may not legally be made to some or all Holders of Receipts, the Depositary may sell such Shares and remit the proceeds thereof to the Holders of Receipts entitled thereto as in the case of a distribution in cash.

            In the event that the Company shall offer or cause to be offered to the holders of any Deposited Securities any rights to subscribe for additional Shares or any rights of any nature, the Depositary shall, after consultation with the Company, either (a) make such rights available to Holders of Receipts by means of warrants or otherwise, if lawful and feasible, or (b) if making such rights available is not lawful or not feasible, or if the rights represented by such warrants or other instruments are not exercised and appear to be about to lapse, sell such rights or warrants or other instruments at public or private sale, at such place or places and upon such terms as the Depositary may deem proper, and allocate the proceeds of any such sale for account of the Holders of Receipts otherwise entitled thereto upon an averaged or other practicable basis without regard to any distinctions among such Holders because of exchange restrictions, or the date of delivery of any Receipt or Receipts, or otherwise. If the Depositary determines that it is not lawful and feasible to make any such rights available to Holders or to sell any such rights as described above, the Depositary will allow such rights to lapse. If the registration of the securities to which such rights relate is required under the Securities Act of 1933, no rights shall be made available to Holders in the United States or to any U.S. person (each as defined in Regulation S under the Securities Act of 1933) unless such securities are registered or exempt from registration under such Act, provided that the Company will have no obligation to file a registration statement or endeavor to have a registration statement declared effective.

            (13) Record Dates. Whenever any cash dividend or other cash distribution shall become payable or any distribution other than cash shall be made, or whenever rights shall be issued with respect to the Deposited Securities, the Depositary will fix a record date as close as practicable to the date corresponding to the record date fixed by the Company in respect of the Shares for the determination of the Holders of Receipts who shall be entitled to receive such dividend, distribution or rights, or the net proceeds of the sale thereof, subject to the provisions of the Deposit Agreement.

            (14) Voting of Deposited Securities.

      (a) Mailing to Holders. The Company shall send written notice of any meeting of shareholders to the Depositary at least four weeks (or such other time period as may be approved by the Company's shareholders in accordance with its Articles of Association and Norwegian law) prior to the relevant meeting. Upon receipt of such notice from the Company, the Depositary shall promptly thereafter, but in any event within five Business Days (as defined in the Deposit Agreement) of receipt of such notice of meeting, mail to all Holders a notice (the "Notice") containing (A) the information (or a summary thereof in a form prepared by the Company) received by the Depositary in connection with such meeting, including, if applicable, the agenda for the meeting and (B) a statement that Holders, in their capacity as beneficial owners or acting on behalf of one or more named beneficial owners, as of the close of business on the date specified as the record date for determining Holders entitled to vote at such meeting (the "Record Date"), will be entitled, subject to applicable provisions of Norwegian law and the Company's Articles of Association (the relevant provisions of which will be adequately summarized in the Notice in a form provided by the Company) and to the provisions of the Deposit Agreement and the Deposited Securities, to instruct the Depositary as to the exercise of the voting rights of such beneficial owners, if any, pertaining to the Deposited Securities represented by their respective American Depositary Shares by completing and returning to the Depositary by the date specified in such Notice either (i) a request for admission (an "Admission Request") enabling such beneficial owner of ADSs to gain admission to such meeting in accordance with paragraph (b) of this Paragraph (14) or (ii) a proxy and voting instruction card (a "Voting Instruction Card") pursuant to which a Holder may appoint the Depositary or some other person as proxy with power of substitution to vote at such meeting in accordance with the instructions set forth in such Voting Instruction Card and with paragraph (c) of this Paragraph (14). If requested by the Company, the Depositary may request that any Holder surrendering ADRs for cancellation, at any time immediately preceding the date of the meetings of shareholders, confirm to the Depositary and the Company that such person has not and will not instruct the Depositary to vote the Deposited Securities evidenced by such Holder's ADSs.

      (b) Attendance at Meeting in Person. Upon receipt by the Depositary of (i) a duly completed Admission Request and (ii) such evidence of beneficial ownership as shall be reasonably satisfactory to the Depositary, the Depositary shall, as promptly as practicable and any event not less than two working days prior to the date of such meeting, (i) notify the Company in writing of a beneficial owner's intention to attend such shareholders' meeting (in person or by proxy authorizing a person other than the Depositary, the Custodian or any of their respective agents to exercise voting rights on behalf of such beneficial owner) to vote, to ask questions and otherwise to participate in such meeting and (ii) cause the confirmation of beneficial ownership described in paragraph
(d) of this Paragraph (14) to be delivered to the Company and to such beneficial owner at the address specified by such beneficial owner in accordance with paragraph (d) of this Paragraph (14).

      (c) Exercise of Voting Rights Through the Depositary. Upon receipt by the Depositary of a duly completed Voting Instruction Card by the date set therefor in the Notice authorizing the Depositary, the Custodian or any of their respective agents to exercise voting rights on behalf of beneficial owners, the Depositary shall (i) as promptly as practicable but in any event not less than two working days prior to such shareholders' meeting, cause a statement that such beneficial owners intend to vote at such meeting, together with each such beneficial owner's name and address and the confirmation of beneficial ownership described in paragraph (d) of this Paragraph (14), to be delivered to the Company; (ii) notify the Company in writing of the Depositary's or the Custodian's or any of their respective agents' intention to attend such shareholders' meeting on behalf of such beneficial owners and shall cause confirmation of their authority in that respect to be delivered to the Company; and (iii) endeavor, insofar as, practicable and permitted under any applicable provisions of Norwegian law and the Company's Articles of Association, to cause to be voted, either in person at the meeting or by duly appointing a proxy to appear on its behalf at the meeting, the relevant Deposited Securities in accordance with the specific instructions set forth in such Voting Instruction Card. The Depositary shall not vote, cause to be voted or otherwise attempt to exercise the right to vote such Deposited Securities other than in accordance with such instructions.

      (d) Confirmation of Beneficial Ownership. With respect to each Voting Instruction Card or Admission Request (each with evidence of beneficial ownership) received by the Depositary from a Holder that is a beneficial owner or acting on behalf of a beneficial owner wishing to exercise voting rights pursuant to paragraphs (b) and (c) of this Paragraph (14), together with such evidence of beneficial ownership as the Depositary may reasonably require, the Depositary shall promptly deliver to the Company a document confirming that it has received evidence that such person is the beneficial owner of such number of Shares held by the Depositary as correspond to the number of American Depositary Shares owned by such person. In addition, beneficial owners who wish to attend the shareholders' meeting in person must present the confirmation of beneficial ownership at the meeting.

      (e) Exercise of Voting Rights as Shareholder. Holders and beneficial owners of ADSs who wish to exercise their voting rights directly as shareholders (rather than as ADR holders through the services of the Depositary) will be entitled to do so, subject to the requirements of Norwegian law and the Company's Articles of Association, upon timely surrender to the Depositary of ADSs for cancellation and re-registration of the Deposited Securities in the name of the Holder or beneficial owner so surrendering the ADSs.

      (f) Amendment of Voting Procedures. There can be no assurance that any amendments, modifications or additional voting procedures upon which the Depositary and the Company may agree pursuant to the Deposit Agreement will not limit the practical ability of beneficial owners of Deposited Securities to exercise voting rights in respect of the foregoing. The Depositary and the Company agree to use reasonable efforts to make and maintain arrangements to enable beneficial owners to vote the Deposited Securities underlying their Receipts, except as such efforts may be limited by the right of the Company's shareholders to amend its Articles of Association and applicable law.

            (15) Changes Affecting Deposited Securities. Upon any change in nominal value, split-up, consolidation or any other reclassification of Deposited Securities, or upon any recapitalization, reorganization, merger or consolidation or sale of assets affecting the Company or to which it is a party, any securities which shall be received by the Depositary in exchange for or in conversion of or in respect of Deposited Securities will be treated as new Deposited Securities under the Deposit Agreement, and the American Depositary Shares will thenceforth represent the new Deposited Securities so received in exchange or conversion, unless additional or new Receipts are delivered pursuant to the following sentence. In any such case the Depositary may execute and deliver additional Receipts as in the case of a stock dividend, or call for the surrender of outstanding Receipts to be exchanged for new Receipts.

            (16) Reports; Inspection of Transfer Books. The Depositary will make available for inspection by Holders of Receipts at its Principal Office any reports and communications received from the Company which are received by the Depositary as the holder of the Deposited Securities and made generally available to the holders of Deposited Securities. The Depositary will also send to Holders of Receipts copies of such reports when furnished by the Company as provided in the Deposit Agreement. The Depositary will keep books for the registration of Receipts and their transfer which at all reasonable times will be open for inspection by the Company and Holders of Receipts, provided that such inspection shall not be for the purpose of communicating with Holders of Receipts in the interest of a business or object other than the business of the Company or a matter related to the Deposit Agreement or the Receipts.

            (17) Taxation. Notwithstanding any other provision of the Deposit Agreement, in the event that the Depositary determines that any distribution in property (including Shares or rights to subscribe therefor) is subject to any tax which the Depositary is obligated to withhold, the Depositary may dispose of all or a portion of such property (including Shares and rights to subscribe therefor) in such amounts and in such manner as the Depositary deems necessary and practicable to pay such taxes, by public or private sale, as such place or places and upon such terms as it may deem proper, and the Depositary shall distribute the net proceeds of any such sale after deduction of such taxes to the Holders of Receipts entitled thereto.

            (18) Certain Rights of the Depositary; Limitations. Subject to the further terms and provisions of this Paragraph 18, the Depositary and its agents may own and deal in any class of securities of the Company and its affiliates and in Receipts. The Depositary may issue Receipts against evidence of rights to receive Shares from the Company, or any custodian, registrar, transfer agent, clearing agency or other entity involved in ownership or transaction records in respect of the Shares. Such evidence of rights shall consist of written blanket or specific guarantees of ownership of Shares furnished on behalf of the holder thereof. The Depositary will not lend Shares or Receipts; provided, however, that the Depositary reserves the right to (i) issue Receipts prior to the receipt of Shares pursuant to Section 2.02 of the Deposit Agreement and (ii) deliver Shares prior to the receipt and cancellation of receipts pursuant to
Section 2.05 of the Deposit Agreement, including Receipts which were issued under (i) above but for which Shares may not have been received. The Depositary may receive Receipts in lieu of Shares under (i) above and receive Shares in lieu of Receipts under (ii) above. Each such transaction shall be (a) subject to
(x) a written representation by the person or entity (the "Applicant'") to whom Receipts are issued or Shares delivered that at the time the Depositary issues such Receipts or delivers such Shares, the Applicant or its customer owns the Shares or Receipts to be delivered to the Depositary, or (y) such evidence of ownership of Shares or Receipts as the Depositary deems appropriate, (b) subject to a written representation by the Applicant that it will hold such Shares or Receipts in trust for the Depositary until their delivery to the Depositary or custodian, reflect on its record, the Depositary as owner of such Shares or Receipts and deliver such Shares upon the Depositary's request, (c) at all times fully collateralized (marked to market daily) with cash, United States government securities, or other collateral of comparable safety and liquidity
(d) terminable by the Depositary on not more than five (5) business days notice, and (e) subject to such further indemnities and credit regulations as the Depositary deems appropriate. The Depositary will limit the number of Receipts issued by it under (i) above and outstanding at any time to thirty percent (30%) of the Receipts issued by the Depositary and with respect to which Shares are on deposit with the Depositary or Custodian. The Depositary will also set limits with respect to the number of Receipts and Shares involved in transactions to be effected hereunder with any one person on a case by case basis as it deems appropriate.


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            Collateral provided by an Applicant for Receipts or Shares, but not the earnings thereon, will be held for the benefit of the Holder. The Depositary may retain for its own account any compensation received by it in connection with the foregoing, including without limitation earnings on the collateral.

            (19) Liability of the Company and the Depositary. Neither the Company nor the Depositary wild incur any liability to any Holder of this Receipt, if by reason of any provision of any present or future law of any country or of any governmental authority, or by reason of any provision, present or future, of the Articles of Association, of the Company or the Deposited Securities, or by reason of any act of God or war or other circumstance beyond its control, the Depositary or the Company shall be prevented or forbidden or delayed from doing or performing any act or thing which by the terms of the Deposit Agreement it is provided shall be done or performed or the Depositary or the Company shall be obligated to do or perform any act which obligation is inconsistent with the provisions of the Deposit Agreement; nor will the Depositary or the Company incur any liability to any Holder of a Receipt by reason of any nonperformance or delay, caused as aforesaid, in the performance of any act or thing which by the terms of the Deposit Agreement it is provided shall or may be done or performed, or by reason of any exercise of, or failure to exercise any discretion provided in the Deposit Agreement. Neither the Company nor the Depositary assumes any obligation or will be subject to any liability under the Deposit Agreement to Holders of Receipts, except that they agree to use their best judgment and good faith in the performance of such duties as are specifically set forth in the Deposit Agreement. Neither the Company nor the Depositary will be under any obligation to appear in, prosecute or defend any action, suit or other proceeding in respect of any Deposited Securities or in respect of the Receipts, which in its opinion may involve it in expense and liability, unless indemnity satisfactory to it against all expense and liability be furnished as often as may be required, and no Custodian will be under any obligation whatsoever with respect to such proceedings, the responsibility of a Custodian being solely to the Depositary. Neither the Company nor the Depositary will be liable for any action or inaction by it in reliance upon the advice of or information from legal counsel, accountants, any person presenting Shares for deposit, any Holder of a Receipt, or any other person believed by it in good faith to be competent to give such advice or information. The Depositary will not be responsible if any instructions to vote any of the Deposited Securities are not carried out, or for the manner in which any such vote is cast or the effect of any such vote, provided that any such action or omission is in good faith. Subject to the laws of Norway and the Articles of Association of the Company, the Depositary may own and deal in any class of securities of the Company and its affiliates and in Receipts.

            (20) Resignation and Removal of Depositary; Substitution of the Custodian. The Depositary may at my time resign as Depositary under the Deposit Agreement by written notice of its election so to do delivered to the Company, such resignation to take effect upon the appointment of a successor depositary and its acceptance of such appointment as provided in the Deposit Agreement. The Depositary may at any time be removed by the Company by written notice of such removal, effective upon the appointment of a successor Depositary and its acceptance of such appointment as provided in the Deposit Agreement. The term "Depositary" shall also refer to any successor depositary appointed pursuant to this Paragraph (20). The Depositary may at any time appoint a substitute custodian and the term "Custodian" shall also refer to such substitute.


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

            (21) Amendment of Deposit Agreement and Receipts. The Receipts and the Deposit Agreement may at any time and from time to time be amended by agreement between the Company and the Depositary. Any amendment which shall impose or increase any fees or charges (other than the fees of the Depositary for the execution and delivery of Receipts and taxes or other governmental charges), or which shall otherwise prejudice any substantial existing right of Holders of Receipts, will, however, not become effective as to outstanding Receipts until the expiration of three months after notice of such amendment shall have been given to the Holders of outstanding Receipts. Every Holder of a Receipt at the time any amendment to the Deposit Agreement so becomes effective will be deemed, by continuing to hold such Receipt, to consent and agree to such amendment and to be bound by the Deposit Agreement as amended thereby. In no event will any amendment impair the right of the Holder hereof to surrender this Receipt and receive therefor the Deposited Securities represented hereby.

            (22) Termination of Deposit Agreement. The Depositary will at any time at the direction of the Company terminate the Deposit Agreement by mailing notice of such termination to the Holders of all Receipts then outstanding at least 30 days prior to the date fixed in such notice for such termination. The Depositary may likewise terminate the Deposit Agreement (upon 30 days' notice to the Holders) at any time 60 days after the Depositary shall have resigned, if a successor Depositary shall not have been appointed and accepted its appointment within such 60 days. If any Receipts shall remain outstanding after the date of termination, the Depositary thereafter will discontinue the registration of transfers of Receipts, will suspend the distribution of dividends to the Holders thereof and will not give any further notices or perform any further acts under the Deposit Agreement, except the collection of dividends and other distributions pertaining to Deposited Securities, the sale of rights and the delivery of Deposited Securities, together with any dividends or other distributions received with respect thereto and the net proceeds of the sale of any rights or other property, in exchange for Receipts surrendered to the Depositary. At any time after the expiration of six months from the date of termination, the Depositary may sell the Deposited Securities then held under the Deposit Agreement and may thereafter hold the net proceeds of any such sale, together with any other cash then held by it under the Deposit Agreement, without liability for interest, for the pro rata benefit of the Holders of Receipts not theretofore surrendered. Thereafter the Depositary will be discharged from all obligations under the Deposit Agreement, except to account for such net proceeds and other cash.

            (23) Compliance with U.S. Securities Laws. Notwithstanding anything in the Deposit Agreement to the contrary, the Company and the Depositary have each agreed that it will not exercise any rights it has under the Deposit Agreement to prevent the withdrawal or delivery of Deposited Securities in a manner which would violate the United States securities laws, including, but not limited to, Section I.A.(1) of the General Instructions to the Form F-6 Registration Statement, as amended from time to time, under the Securities Act of 1933.

            (24) Governing Law. This Receipt shall be interpreted and all rights hereunder and provisions hereof shall be governed by the laws of the State of New York.


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